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     (5)  Opinion of General Counsel re: Legality

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                      GLENBROOK LIFE AND ANNUITY COMPANY
                         LAW AND REGULATION DEPARTMENT
                            3100 Sanders Road, J5B
                          Northbrook, Illinois 60062
                        Direct Dial Number 847.402.2400
                            Facsimile 847.402.4371

Michael J. Velotta                              Please Direct Reply to:
 Vice President, Secretary                        Post Office Box 3005
 and General Counsel                   Northbrook, Illinois 60065-3005

                                 June 27, 1996

TO:    GLENBROOK LIFE AND ANNUITY COMPANY
       NORTHBROOK, ILLINOIS 60062

FROM:  MICHAEL J. VELOTTA
       VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:    FORM S-1 REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT  OF  1933
       FILE NO. 33-_____________________________


     With reference to the Registration Statement on Form S-1 filed by Glenbrook Life and Annuity Company with the Securities and Exchange Commission covering the Single Premium Deferred Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

   1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Illinois.

   2. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the director of Insurance of the State of Illinois and when issued will be valid, legal and binding obligations of Glenbrook Life and Annuity Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                 Sincerely,

                                                  /s/ MICHAEL J. VELOTTA
                                                  ----------------------
                                                      Michael J. Velotta
                                                      Vice President, Secretary
                                                       and General Counsel